AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN Effective July 31, 2026 This Amended and Restated Distribution Reinvestment Plan (the “Plan”) is adopted by Golub Capital Private Income Fund S (the “Fund”) and amends and restates in its entirety the Distribution Reinvestment Plan adopted by the Fund effective as of October 16, 2025. 1. Distribution Reinvestment. As agent for the shareholders (the “Shareholders”) of the Fund who purchase Class S Shares (“Shares”) pursuant to the Fund’s private offering (the “Offering”), or purchase Shares pursuant to any future offering of the Fund, and who do not opt out of participating in the Plan (the “Participants”), the Fund will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares purchased by such Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant. 2. Effective Date. The effective date of this Plan shall be July 31, 2026. 3. Procedure for Participation. Any Shareholder who has received Private Placement Memorandum will automatically become a Participant unless they elect not to become a Participant by noting such election on their subscription agreement. If any Shareholder initially elects not to be a Participant, they may later become a Participant by subsequently completing and executing an enrollment form or any appropriate authorization form as may be available from the Fund or Ultimus Fund Solutions, LLC (the “Plan Administrator”). Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan as of the first calendar day of the month (the “Purchase Date”) following the record date of the Distribution. 4. Purchase of Shares. The Fund shall use newly-issued shares of its Shares to implement the Plan. The number of newly-issued Shares to be issued to a Shareholder shall be determined by dividing the total dollar amount of the distribution payable to such Shareholder by a price equal to the net asset value as of the Purchase Date. Shares issued pursuant to the Plan will have the same voting rights as Shares issued pursuant to the Offering. The Fund shall pay the Plan Administrator’s fees under the Plan. No upfront selling commissions will be payable with respect to Shares purchased pursuant to the Plan, but such shares may be subject to ongoing distributor and/or shareholder servicing fees as set forth in the Private Placement Memorandum. Participants in the Plan may purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. 5. Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and addressed to Golub Capital Private Income Fund S, c/o Ultimus Fund Solutions, LLC if to the Plan Administrator, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Fund. Each Participant shall notify the Fund promptly in writing of any change of address. 6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL TAX INCOME LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE FUND WITH THE SEC. 7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Fund issues certificates for its outstanding Shares. 8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering notice to the Plan Administrator. Such notice must be received by the Plan Administrator 95 days in advance of the distribution date in order for a Participant’s termination to be effective for distributions after the 95-day period. The Fund may, at its option, accept a termination notice with less than 95 days’ advance notice. Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant elects to tender its Shares in full, any Shares issued to the Participant under the Plan subsequent to the expiration of the tender offer will be considered part of the Participant’s prior tender, and Participant’s participation in the Plan will be terminated as of the valuation date of the applicable tender offer. For the avoidance of doubt, if a Participant elects to tender its Shares in full and the Fund accepts less than 100% of such tender, the Participant’s participation in the Plan will be terminated as of the valuation date of the applicable tender offer with respect to any Shares not repurchased by the Fund. Any distributions to be paid to such Shareholder on or after such date will be paid in cash on the scheduled distribution payment date. If a Participant elects to tender a portion of its Shares, such Shareholder will remain a Participant in the Plan with respect to its Shares that were not repurchased (even if such Shares are Shares that such Shareholder requested for repurchase). If a Participant terminates Plan participation, the Fund may, at its option, ensure that the terminating Participant’s account will reflect the whole number of Shares in such Participant’s account and provide a check for the cash value of any fractional Share in such account. Upon termination of Plan participation for any reason, future Distributions will be distributed to the Shareholder in cash. 9. Amendment, Suspension or Termination by the Fund. The Board of Trustees may by majority vote amend any aspect of the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 business days prior to the effective date of that amendment. The Board of Trustees may by majority vote suspend or terminate the Plan for any reason upon 10 business days’ written notice to the Participants. 10. Liability of the Fund. The Fund shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to timely receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Fund has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable. 11. Applicable Law. These terms and conditions shall be governed by the laws of the State of New York.